UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 12, 2026

Date of Report (date of earliest event reported)

IREN LIMITED
(Exact name of registrant as specified in its charter)

Australia
(State or other jurisdiction of incorporation or organization)

001-41072
(Commission File Number)

Not Applicable
(I.R.S. Employer Identification No.)

Level 5, 55 Market Street, Sydney, NSW 2000 Australia
(Address of Principal Executive Offices)

+61 2 7906 8301
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	IREN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On May 12, 2026, the Company issued a press release announcing the pricing of its offering of $2.6 billion in aggregate principal amount of its 1.00% Convertible Senior Notes due 2033 (the “Convertible Notes”). The Convertible Notes will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Convertible Notes are first issued, up to an additional $400 million aggregate principal amount of the Convertible Notes. The offering is expected to close on May 14, 2026, subject to satisfaction of customary closing conditions.

The Company estimates that the net proceeds of the offering will be approximately $2.57 billion (or approximately $2.96 billion if the initial purchasers exercise in full their option to purchase additional Convertible Notes), after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company intends to use approximately $174.5 million of the net proceeds to fund the cost of entering into the capped call transactions and the remainder of the net proceeds for general corporate purposes and working capital. If the initial purchasers exercise their option to purchase additional Convertible Notes, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Convertible Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release of IREN Limited announcing the pricing of its Convertible Notes offering, dated May 12, 2026.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IREN Limited

Date: May 12, 2026	By:	/s/ Daniel Roberts
Daniel Roberts
Co-Chief Executive Officer and Director